AXM PHARMA APPOINTS TWO NEW DIRECTORS

New Directors Bring Significant Pharma, International, and Corporate Governance Experience to the AXM Pharma Board

Las Vegas, NV —September 29, 2005 -- AXM Pharma, Inc. (AMEX: AXJ) announced today that Baozhong Zhang and Thomas Carson have been named to the Board of Directors of the Company.  Douglas MacLellan and Mark Elenowitz simultaneously resigned their board seats thereby enabling AXM to add these two new directors with significant pharma, international and corporate governance experience.

“AXM Pharma is fortunate to be in a position to attract high level directors with significant expertise and experience in the pharma and international commerce sectors,” said Madam Wang Weishi, Chair of the Board of Directors.  “These two business veterans will provide a valuable resource to the Company as it executes its growth plan in 2006 and beyond,” Wang concluded.

Mr. Elenowitz and Mr. MacLellan added, “We are pleased that the Company has an opportunity to benefit from bringing in new senior level directors with more extensive experience internationally and in the Company’s sector and we are pleased to pass the baton to the new directors.”

Mr. Zhang has extensive international pharma experience, having spent 36 years in the pharma sector, including 15 years as a vice general manager and general manager of Northeastern Pharmaceutical Group, and 21 years as technician, engineer, vice general manager and general manager with the Sixth Pharmaceutical Factory in Northeast China.

Mr. Carson has significant corporate governance, audit and financial reporting experience with public companies at the management and board level and will be presiding over the Company’s Audit Committee.  Mr. Carson spent 8 years as the Senior Vice President and Chief Financial Officer of Metro-Goldwyn-Mayer, Inc., a publicly-traded company, where he was responsible for all aspects of the company’s internal and external financial reporting and audit functions.  Mr. Carson also spent 3 years as the Chief Financial Officer of Spelling Entertainment Group, Inc., another publicly traded company, where he was also responsible for financial reporting and audit functions.

AXM Pharma Inc., http://www.axmpharma.com, through its wholly owned subsidiary, Werke Pharmaceuticals, Inc., is the 100% owner of AXM Pharma Shenyang, Inc. ("AXM Shenyang"), a Wholly Foreign Owned Enterprise ("WFOE") under the laws of the People's Republic of China. AXM Shenyang is located in the City of Shenyang, in the

Province of Liaoning, China. AXM Shenyang and its predecessor company, Shenyang Tianwei Pharmaceutical Factory, Ltd., have a combined operating history of approximately 10 years. AXM Shenyang historically has been a manufacturer of proprietary and generic pharmaceutical products, which include injectables, capsules, tablets, liquids and medicated skin products for export and domestic Chinese sales.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this news release include certain predictions and projections that may be considered forward-looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, as well as other economic, competitive and technological factors involving the Company's operations, markets, services, products and prices. With respect to AXM, except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, AXM's extremely limited operating history, uncertainties related to the Company's access to additional capital, competition and dependence on key management.

Investor Relations Contact:

Charles Messman or Todd Kehrli

MKR Group, LLC

818-556-3700

ir@mkr-group.com